EXHIBIT 23.4

CONSENT OF CUSHMAN & WAKEFIELD, INC.

We hereby consent to the use of our name in this Amendment No. 3 to Proxy Statement/Prospectus (Registration No. 333-224169) on Form S-4 of Albertsons Companies, Inc. (the “Proxy Statement/Prospectus”), and to the references to information contained in Cushman & Wakefield, Inc. appraisals wherever appearing in the Proxy Statement/Prospectus.

/s/ George J. Rago
Name: George J. Rago Title: Executive Managing Director

Cushman & Wakefield, Inc.

New York, New York 10104

June 22, 2018